Exhibit 99.1
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                                                           Terra Industries Inc.
[logo]                                                         600 Fourth Street
                                                                   P.O. Box 6000
TERRA                                                  Sioux City, IA 51102-6000
                                                       Telephone: (712) 277-1340
                                                         Telefax: (712) 277-7383
                                                         www.terraindustries.com
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                                      NEWS
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For immediate release                                    Contact: Mark Rosenbury
                                                                  (712) 279-8756


           APPEALS COURT AFFIRMS RULING ORDERING TERRA TO PAY DAMAGES


Sioux City, Iowa (Dec. 3, 2004)--Terra Industries Inc. (NYSE symbol: TRA) announced today that on Nov. 30, 2004, the Arizona Court of Appeals affirmed the January 2003 decision of the trial court that awarded Jerry Workman $10.1 million in damages in a lawsuit against Terra International, Inc., a Terra Industries Inc. subsidiary.


Mr. Workman's original lawsuit, brought in the Superior Court of Arizona, Maricopa County, sought damages in connection with Terra's 1997 contract to purchase his business, Workman Ag Consultants, which included a crop production software program developed by Mr. Workman. Mr. Workman alleged against Terra a breach of the implied covenant of good faith and fair dealing, and fraud.


Terra recorded the charge for the original verdict in its Dec. 31, 2002, financial statements.


Terra has until Jan. 5, 2005, to determine whether to petition for an appeal to the Arizona Supreme Court.


Terra Industries Inc., with 2003 revenues of $1.4 billion, is a leading international producer of nitrogen products.


This news release may contain forward-looking statements, which involve inherent risks and uncertainties. Statements that are not historical facts, including statements about Terra Industries Inc.'s beliefs, plans or expectations, are forward-looking statements. These statements are based on current plans, estimates and expectations. Actual results may differ materially from those projected in such forward-looking statements and therefore you should not place undue reliance on them. A non-exclusive list of the important factors that could cause actual results to differ materially from those in such forward-looking statements is set forth in Terra Industries Inc.'s most recent report on Form 10-K and Terra Industries Inc.'s other documents on file with the Securities and Exchange Commission. Terra Industries Inc. undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.


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Note:    Terra Industries' news announcements are also available on its web site, www.terraindustries.com.